                                                                    EXHIBIT 10.1

                                                            GALILEO CONTRACT NO.
                                                                     US995431-ET

                                   ObjectSpace
                            MASTER SERVICES AGREEMENT

This MASTER SERVICES AGREEMENT ("Agreement") is effective as of the 6th day of August, 1999 (the "Effective Date") by and between GALILEO INTERNATIONAL, L.L.C. ("Galileo"), a Delaware limited liability company and wholly owned subsidiary of Galileo International, Inc., with offices at 9700 West Higgins Road, Rosemont, Illinois 60018, AND OBJECTSPACE, INC., a Delaware corporation, whose mailing address is 14850 Quorum Drive, Suite 500, Dallas, Texas 75240 ("ObjectSpace").

                                    RECITALS

     A. ObjectSpace is in the business of creating and deploying advanced technology solutions that leverage existing object-oriented technology and providing consulting, training, and software products.

     B. Galileo desires to obtain such services from ObjectSpace pursuant to the terms of this Agreement.

     Therefore, in consideration of the mutual covenants contained herein, Galileo and ObjectSpace agree as follows:

1. SERVICES

     A. ObjectSpace shall provide software and/or professional or technical services (collectively referred to herein as the "Services") described in one or more Task Orders negotiated and signed from time to time by authorized representatives of both parties. Each Task Order shall set forth, at a minimum, a description of the Services to be performed, the number of ObjectSpace's personnel assigned to the project (including their names), the duration of each individual's assignment, the project deliverables, a schedule for completing the project, reporting requirements, a project manager for each party, software testing and acceptance criteria and license and maintenance fees (if applicable), the fees for the Services to be performed, identification of the portions of any software to be delivered that are New Software and Other Software, as defined herein, and, to the extent that software owned by third parties is a portion of the software to be delivered to Galileo pursuant to a Task Order, the Task Order shall also include an identification of such third party software and a specification of the manner in which Galileo has or can obtain rights to use such third party software including additional costs, as applicable. A specimen Task Order is attached hereto as Exhibit A. ObjectSpace shall have the right to accept or decline any proposed Task Order.

     B. Galileo shall have the right to request modifications to the scope of the Task Order by notifying ObjectSpace of the nature of the proposed change. For each proposed change or addition, ObjectSpace agrees to provide to Galileo, at no additional charge, an analysis of such change or addition, which shall include the following: (1) An estimate of the time and materials cost for each such change; and (2) An estimate of the effect such change would have on the project, including the impact on outstanding and future deliverables and the related delivery dates for such deliverables. Any changes in the scope, price, schedule, or requirements of a project must be evidenced by a written amendment to the Task Order that is executed by authorized representatives of both parties.

     C. The methods, details, and means of performing the Services shall be determined jointly by ObjectSpace and Galileo, subject to Galileo's right to assure satisfactory results by exercising its rights to inspect, stop work, make recommendations regarding details of the work, and request modifications to the scope of the Task Order. The Services shall be performed either at Galileo's or ObjectSpace's premises, as agreed. If Services are performed at Galileo's premises, Galileo shall provide ObjectSpace's personnel with appropriate workspace, equipment, and services, and ObjectSpace's personnel shall observe Galileo's security and safety policies.


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                                                                    EXHIBIT 10.1


     D. Galileo shall provide appropriate cooperation and access to key personnel to enable ObjectSpace to perform the Services.

2. PERSONNEL

     A. The person(s) retained by ObjectSpace and actively engaged in the provision of Services under this Agreement shall be identified in the applicable Task Order by name, title or position and responsibilities. Galileo shall have the right to approve all Personnel providing Services. If Galileo reasonably determines that any of Consultant's personnel are not appropriate for the work being performed based on their skills, background, or experience, ObjectSpace shall make a good faith effort to assign other qualified personnel.

     B. ObjectSpace may not utilize subcontractors to provide the Services without Galileo's prior written consent. Each subcontractor shall execute a written agreement whereby he agrees to be bound by the terms of this Agreement.

     C. All persons providing Services to Galileo under this Agreement shall at all times be employees of ObjectSpace and not of Galileo. It is the intent of the parties that ObjectSpace at all times shall be an independent contractor with full and complete responsibility for all of its employees, representatives, and subcontractors (hereafter "Personnel"), including, Without limitation, payment of all payroll-related taxes. Nothing in this Agreement shall be interpreted to create or establish the relationship of employer and employee between Galileo and ObjectSpace or any of its Personnel.

3. SOFTWARE DELIVERY AND TESTING

     A. To the extent the Services specified in a particular Task Order contemplate the creation of any new, custom software that does not exist in the current product offerings of ObjectSpace or any third party and that is to be created only for Galileo's benefit ("New Software"), the parties shall agree upon criteria and methods for testing and acceptance of such New Software. Delivery of such New Software shall include the New Software itself in object code format, the source code for the New Software, and any related documentation, flow charts, design documents, record and file layouts, user and maintenance manuals, and any other materials deemed necessary by Galileo to perform the acceptance testing specifically and solely associated with the New Software (the "Software Deliverables"). The parties hereto expressly agree that the Software Deliverables shall only include information, code and documentation associated with New Software developed for Galileo as a result of a Task Order and shall not include (1) any preexisting software owned by ObjectSpace or any third party or (2) other software created by ObjectSpace but not specifically for Galileo (collectively, the "0ther Software") that may be used in conjunction with the New Software created for Galileo. Galileo shall only receive executable code and user level documentation, where applicable and available for all Other Software.

     B. Upon delivery of the Software Deliverables, ObjectSpace shall assist Galileo in testing the New Software, and take all reasonable steps to correct any defects identified by Galileo.

4. TERM

     This Agreement shall commence on the Effective Date and expire upon the parties' completion of all obligations set forth under this Agreement or August 5, 2000, whichever occurs first (such period being referred to herein as the "Term"). This Agreement may be earlier terminated in accordance with Section 18 hereof. This Agreement may not be renewed or extended except by written agreement executed by both parties. Any obligations that survive the expiration or termination of this Agreement shall continue thereafter in full force and effect.

5. PROJECT MANAGERS


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                                                                    EXHIBIT 10.1


     ObjectSpace and Galileo shall each designate, prior to the commencement of work under this Agreement, a project manager who shall have responsibility for conveying decisions on behalf of the respective parties under this Agreement. Such designated project managers shall be identified in the applicable Task Order. All correspondence and reports pertaining to this Agreement shall be initiated by and addressed to the respective project managers, except that notices under this Agreement shall be addressed as specified under Notices, below.

6. REPORTS AND DOCUMENTATION

     As specified in the applicable Task Order (or as otherwise agreed by Galileo and ObjectSpace in writing), ObjectSpace shall provide to Galileo written reports of the Services (the "Reports").

7. PROPRIETARY RIGHTS

     A. ObjectSpace hereby assigns to Galileo all right, title, and Interest in and to the New Software, the Software Deliverables, Reports, and other ideas, Inventions, discoveries, improvements, designs, computer programs, modules, products and related documentation and works of authorship, including any modifications or enhancements thereto, and other intellectual property created or conceived wholly or in part by ObjectSpace or Its Personnel In connection with performing Services pursuant to this Agreement, whether alone or in cooperation with Galileo or any other third party that are embodied in New Software (collectively, the "Work Product"). Galileo shall have the right to obtain and to hold exclusively in Galileo's own name all rights to any copyrights in any copyrightable materials embodied in the Work Product, and any extensions and renewals thereof. ObjectSpace agrees, at the request of Galileo and for no additional consideration, to execute such documents and perform such other acts as Galileo deems necessary to effectuate the transfer of rights hereunder.

     B. ObjectSpace hereby agrees and acknowledges that neither ObjectSpace nor its Personnel shall have any right to: (1) use, reproduce, modify, prepare derivative works from, distribute, transmit or otherwise exploit the Work Product by any means whatsoever, or (2) develop, use, or distribute works that are similar or identical (in function, structure, sequence, or organization) to the Work Product, except as may be necessary to perform the Services.

     C. The term Work Product shall not be construed to include, and ObjectSpace shall retain all rights, title, and interest in: (1) the Other Software or any other software program(s) and documentation owned or distributed by ObjectSpace that is developed independently by ObjectSpace outside the scope of the Services; (2) any object oriented subroutines that are used in developing or that are embodied in the Work Product (excluding any Galileo Confidential Information); and (3) any tools or utilities developed by or on behalf of ObjectSpace (the foregoing being hereinafter collectively referred to as "Proprietary Materials"). ObjectSpace grants to Galileo a non-exclusive, nontransferable, perpetual license to use such Proprietary Materials that are incorporated into the Work Product solely for the operation of the New Software (other than the "Voyager" software, which shall be licensed pursuant to a separate license agreement).

     C. Notwithstanding the foregoing, ObjectSpace may, except as otherwise provided herein, freely use the "residuals" from the Work Product, provided that ObjectSpace shall maintain the confidentiality of Galileo's Confidential Information. (The term "residuals" shall mean the Work Product in nontangible form (i.e., not in written or other documentary form, including tape or disk) that may be retained in the memories of ObjectSpace Personnel who have had access to or assisted in development of the Work Product, including know-how, ideas, or techniques contained therein.)

     D. During the term of this Agreement, and for a period of 12 months thereafter, ObjectSpace shall not, without Galileo's prior written consent, assign any ObjectSpace Personnel who have performed Services hereunder to perform, for any entity listed on Exhibit B, services similar to those performed by such Personnel hereunder.

8. REPRESENTATIONS AND WARRANTIES


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                                                                    EXHIBIT 10.1


     A. ObjectSpace represents and warrants that the Services shall be performed in a good and workmanlike manner and that the Services shall be of the highest professional standards and quality. ObjectSpace agrees to reperform any Services not meeting this warranty at no additional cost to Galileo.

     B. ObjectSpace represents and warrants that any and all hardware, software (including embedded software), firmware and systems created and provided by ObjectSpace hereunder (each a "Product," collectively the "Products") shall be Year 2000 Compliant, as that term is defined herein. The term "Year 2000 Compliant" or "Year 2000 Compliance" shall mean that each Product, when used in accordance with its applicable documentation, shall be capable upon installation of accurately processing (including, but not limited to, providing, receiving, calculating, comparing and sequencing of data) date and daterelated data from, into, and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and leap year calculations. ObjectSpace warrants that any New Software supplied hereunder shall be Year 2000 Compliant until December 31, 2003. ObjectSpace shall promptly repair any non-compliant Products and documentation. If ObjectSpace is unable to rectify a Year 2000 noncompliance issue after reasonable efforts, ObjectSpace hereby grants Galileo permission to modify the Products, or any portion thereof, to bring the Product(s) into Year 2000 Compliance.

     C. ObjectSpace represents and warrants that it has obtained all written assignments and consents from any Personnel or other third party as may be necessary to effectuate fully the transfer and assignment of rights to the Work Product, and that no other assignments or consents are necessary or appropriate under any agreements concerning any of the Work Product in order for the transfer and assignment of any of the Work Product under this Agreement to be legally effective in the United States, India or any other relevant jurisdiction.

     D. ObjectSpace warrants that the Work Product, and any modifications or enhancements thereto, shall not infringe any intellectual property or other proprietary right of a third party of which ObjectSpace has direct knowledge, and that ObjectSpace shall not enter into any agreement or take any action that would conflict with the proprietary rights granted to Galileo hereunder.

     E. ObjectSpace represents and warrants that, for a period of 90 days following the successful completion of the acceptance testing procedures specified in Section 3 above, the Software Deliverables shall conform to Galileo's specifications and requirements.

     F. ObjectSpace represents and warrants that neither ObjectSpace nor any Personnel have any obligations to prior employers or others relating to proprietary or confidential information or any inventions or discoveries relating to the business of Galileo, and neither ObjectSpace nor any Personnel is bound by any restriction, agreement, judgment or other limitation limiting ObjectSpace's ability to enter into this Agreement or to carry out its terms or shall engage in any activity or take any action that would be In conflict with or that would result in a breach or violation of any such restriction, agreement, judgment or other limitation.

9. FEES

     A. In consideration of performance of the Services pursuant to the terms of this Agreement, Galileo shall pay to ObjectSpace the amounts specified in the applicable Task Order. Unless otherwise provided in the applicable Task Order, ObjectSpace shall submit to Galileo a monthly invoice for the Services and reimbursable expenses, showing in reasonable detail the distribution of charges based on milestones completed and/or the hours worked and an itemization of reimbursable expenses.

     B. In the event that ObjectSpace is compensated in whole or in part on an hourly basis, ObjectSpace agrees to keep complete and accurate books and records of the actual number of hours worked in performing the Services. Galileo shall pay such invoices within thirty (30) days of receipt by Galileo. During the term of this Agreement and for a period of one year following expiration or termination for any reason, Galileo or its representative may, upon reasonable prior notice, inspect the aforesaid books and records and make copies thereof. Any such audit shall be at the expense of Galileo.


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                                                                    EXHIBIT 10.1


10. TRAVEL EXPENSES

     Galileo shall reimburse ObjectSpace for reasonable and necessary travel and living expenses, including, without limitation, air fare (Coach Class only), lodging, meals (subject to a maximum per them of $40.00), taxi, telephone and rental car, actually incurred by ObjectSpace or Personnel in connection with Services related travel preapproved by Galileo, up to the maximum(s), if any, set forth in the applicable Task Order. Such expenses shall be reimbursed by Galileo only upon submission by ObjectSpace of written expense reports documenting such expenses with receipts for all expenditures greater than twenty-five dollars ($25.00). Except for the travel-related expenses specified in this Section 10, Galileo shall not be responsible for any out-of-pocket expenses of ObjectSpace or Personnel, unless otherwise provided in the applicable Task Order.

11. TAXES

     A. Galileo shall pay any United States sales or use taxes (except for any tax levied upon or measured by ObjectSpace's gross receipts) imposed by any taxing authority and required to be paid by ObjectSpace or Galileo as a result of the services provided to Galileo under this Agreement. Galileo shall not be liable for any tax levied upon or measured by the income of ObjectSpace. Galileo shall not be liable for any interest or penalties assessed as a result of any delay by ObjectSpace in connection with any such taxes.

     B. If a claim is made against ObjectSpace for any taxes that are to be paid by Galileo, ObjectSpace shall promptly notify Galileo. If Galileo so requests in writing, ObjectSpace shall, at Galileo's expense, take such action as Galileo may reasonably direct with respect to such taxes, including payment of such taxes under protest. If the tax has been paid, and if requested by Galileo, ObjectSpace shall, at Galileo's expense, take such action as Galileo may reasonably direct, including allowing Galileo to file a claim or commence legal action in ObjectSpace's name, to recover such tax payment. In the event of refund or recovery of any tax, or part thereof, ObjectSpace shall pay to Galileo promptly that portion of the tax paid by Galileo, including any interest received thereon.

12. INDEMNIFICATION

     ObjectSpace shall defend, indemnify and hold harmless Galileo, its owners, officers, employees, and agents (collectively "Galileo"), from and against any and all claims, suits, liabilities, judgments, losses, damages, fines, costs and expenses (including reasonable attorneys' fees and expenses) resulting from any claim, suit or demand by any third party arising from
     (I) infringement of any intellectual property or other proprietary right of any third party arising from any act by the ObjectSpace or Personnel or Galileo's exercise of the rights granted hereunder, (ii) injuries to or deaths of persons or loss of or damage to tangible property caused by ObjectSpace or Personnel; (iii) the negligence or willful misconduct of ObjectSpace or Personnel; or iv) breach by ObjectSpace or Personnel of this Agreement (including any representation or warranty made hereunder), all except to the extent proximately caused by the negligence or intentional misconduct of Galileo. ObjectSpace's obligations under this Section 12 shall survive the expiration or other termination of this Agreement. Galileo agrees to provide ObjectSpace with written notice of any such third party claim or suit and reasonable cooperation in the defense of any such claim or suit. ObjectSpace shall have complete control over the defense and settlement of any such claim or suit. In the event of a claim or suit covered by Section 12(1) above, ObjectSpace may, at its option, and in complete fulfillment of its obligations under this Section 12 either, at the sole discretion of ObjectSpace, (a) secure by license or otherwise, the right for Galileo to continue to use the allegedly infringing material, (b) replace the allegedly infringing material with a non-infringing substitute of substantially equivalent functionality or, (c) return any funds received from Galileo that are directly related to the delivery of the allegedly infringing material, such funds may be associated with one or more Task Orders and may comprise all or part of the compensation associated with a Task Order.

13. CONSEQUENTIAL DAMAGES AND LIMITATIONS ON DAMAGES


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                                                                    EXHIBIT 10.1


     EXCEPT FOR DAMAGES ASSOCIATED WITH CAUSES OF ACTION COVERED BY SECTION 12(i) ABOVE, NEITHER PARTY SHALL BE LIABLE FOR, AND EACH PARTY WAIVES AND RELEASES ANY CLAIMS AGAINST THE OTHER PARTY FOR, ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST REVENUES, LOST PROFIT, OR LOSS OF PROSPECTIVE ECONOMIC ADVANTAGE, RESULTING FROM PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT AND EXCEPT FOR CLAIMS AND CAUSES OF ACTION COVERED BY
     SECTION 12(i) ABOVE, OBJECTSPACE'S TOTAL LIABILITY TO GALILEO FOR ANY CAUSE OF ACTION BROUGHT BY GALILEO REALTED IN ANY RESPECT TO THIS AGREEMENT OR TO THE SERVICES PERFORMED HEREUNDER OR THE SYSTEMS OR PRODUCTS DELIVERED HEREBY SHALL NOT EXCEED THREE TIMES THE AMOUNTS RECEIVED BY OBJECTSPACE FROM GALILEO FROM THE SERVICES PERFORMED BY OBJECTSPACE AS A RESULT OF THE TASK ORDER ASSOCIATED WITH THE CAUSE OF ACTION OR THREE TIMES THE AMOUNTS RECEIVED BY OBJECTSPACE IN THE TWELVE MONTHS PRECEDING THE FILING OF THE CAUSE OF ACTION, WHICHEVER IS LESS.

14. UNAUTHORIZED PAYMENTS

     A. In connection with any performance under this Agreement, ObjectSpace shall at all times comply, and require all Personnel to comply, fully with all of the terms and provisions of the Foreign Corrupt Practices Act and any related or successor statute, regulation or governmental directive regarding payments to foreign nationals or other persons or entities.

     B. In connection with any performance under this Agreement, ObjectSpace shall not make, and shall prohibit all Personnel from making, any payment or offer, promise or authorization of any payment, of any money or other article of value, to any official, employee or representative of any foreign government, or foreign business person or entity doing or seeking to do business with Galileo, in order either to obtain or to retain Galileo's business, or to direct Galileo's business to a third party, or to influence any act or decision of any government employee or representative, or of any employee or representative of Galileo, to perform or to fail to perform his or her duties, or to enlist the aid of any third party to do any of the foregoing.

     C. In connection with any performance under this Agreement, ObjectSpace shall not solicit or receive any amount of cash or negotiable paper, or any item, service or favor of value from any present or prospective supplier, vendor or customer of Galileo, or from anyone else with whom Galileo does business, including any governmental official or representative, for or in connection with the obtaining or retaining any business of or with Galileo. ObjectSpace shall refuse to accept all such gifts and, if received, shall return such gifts to the donor. In all such cases ObjectSpace shall notify Galileo promptly of such gift or offer thereof. If Galileo deems it necessary, ObjectSpace shall turn over such gifts to Galileo for further handling. ObjectSpace shall require all Personnel to comply with the provisions of this Section 14.

15. CONFIDENTIAL INFORMATION

     Each of the parties is subject to the confidentiality obligations set forth in the mutual Non-Disclosure Agreement, dated September 1998, attached hereto as Exhibit C; and each party covenants to comply with its obligations thereunder throughout the term of this Agreement.

16. PUBLICITY

     Neither party shall refer to this Agreement or use the name of the other party in any form of publicity or advertising, either directly or indirectly, without the prior written consent of the other party. Neither party may use any trade name, trademark, service mark or product name of the other party, without first obtaining the other party's prior written approval of such use.


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
                                                                    EXHIBIT 10.1


17. FORCE MAJEURE

     Neither party shall be responsible for delays In or suspension of performance caused by acts of God or governmental authority, strikes or labor disputes, fires or other loss of manufacturing facilities, breach by suppliers of supply agreements, or other similar or dissimilar causes beyond the reasonable control of that party.

18. TERMINATION

     A. If either party (the "Defaulting Party") fails to observe or perform any of its material obligations under this Agreement and if its failure continues for a period of ten (10) days after written notice from the other party to the Defaulting Party thereof, then, without prejudice to any other rights or remedies the other party may have, the other party may terminate this Agreement without termination liability upon written notice to the Defaulting Party. ObjectSpace acknowledges and agrees that ObjectSpace shall be in material breach of this Agreement in the event that ObjectSpace does not perform the Services to Galileo's reasonable satisfaction.

     B. Notwithstanding anything to the contrary in this Section 18, either party may terminate this Agreement without termination liability immediately upon written notice to the other party in the event of any violation of the confidentiality provisions in Section 15 hereof, or, in the case of Galileo, in the event of a breach by ObjectSpace of any representation or warranty in Section 8 hereof.

     C. All obligations of each party that have accrued before termination or that are of a continuing nature shall survive termination.

     D. In the event of any termination of this Agreement prior to the expiration of the Term, ObjectSpace shall be entitled to receive the compensation it is due through the effective date of termination but shall not be entitled to any compensation after the effective date of termination, unless otherwise agreed.

     E. Notwithstanding anything to the contrary in this Agreement, Galileo may, at its sole option, terminate any Task Order, or any portion thereof, upon thirty (30) days' advance written notice. Upon receipt of such notice, ObjectSpace shall advise Galileo of the extent to which performance has been completed through such date, and collect and deliver to Galileo whatever work product then exists in the manner requested by Galileo. ObjectSpace shall be paid for all work performed through the date of termination.

19. NON-WAIVER

     No waiver by either party of any default or breach by the other party of any provision of this Agreement shall be effective unless made in writing, and no waiver shall operate as or be deemed a waiver of any subsequent default or breach.

20. THIRD PARTY RIGHTS

     Nothing contained in this Agreement shall or is intended to create or shall be construed to create any right in or any duty or obligation to any third party.

21. AMENDMENTS

     This Agreement may be changed, modified, or amended from time to time only by express written agreement of both parties executed by their authorized representatives. To the extent any terms contained in a Task Order conflict with the terms of this Agreement, the terms set forth in the Task Order shall govern.

22. NOTICES


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                                                                    EXHIBIT 10.1


     Notices under the terms of this Agreement shall be in writing and sent by prepaid certified mail, return receipt requested, or by telegram or telecopier, to the addresses provided below:

      Attn: Purchasing Manager               Fax: +1 (303) 397-5666
      Galileo International, L.L.C.
      5350 S. Valentia Way
      Englewood, CO 80111

      ObjectSpace, Inc.                      Fax: +1 (972) ___ - ___
      14850 Quorum Drive, Suite 500
      Dallas, Texas 75240

     Notices shall be effective on the first business day following receipt thereof. Notices sent by certified mail shall be deemed received on the date of delivery as indicated on the return receipt; notices sent by telegram or telecopier shall be deemed received on the date transmitted.

23. ASSIGNMENT

     Galileo may assign this Agreement to any Galileo owner, to any affiliate of such Galileo owner, to any wholly owned subsidiary, or to any successor of all or substantially all of its business or assets. This Agreement may not be otherwise assigned in whole or in part, and any such assignment shall be void and of no effect. ObjectSpace shall not assign or subcontract any part of the Services to be performed under this Agreement without the prior written consent of Galileo.

24. EQUAL OPPORTUNITY EMPLOYER

     Galileo certifies that it complies with Executive Order 11246 as amended,
     Section 503 of the Rehabilitation Act of 1973 as amended, and the Vietnam Era Veterans Readjustment Assistance Act of 1974 as amended, (38 USC 4212), and implementing regulations including the Equal Employment Opportunity Clause and the Affirmative Action Clause which are hereby incorporated by reference to the extent that Galileo is covered by those laws.

25. COMPLIANCE WITH LAWS

     ObjectSpace agrees to comply with all applicable state, federal, and local laws including, but not limited to, all applicable requirements of the Federal Government, pertaining to non-discrimination in employment and facilities, including without limitation, the provision contained in Paragraphs 1 through 7 of Part II, Nondiscrimination in Employment by Government Contractors and Subcontractors, of Executive Order 1124 (as amended by Executive Order 11375), and Certification of Nonsegregated Facilities (41 CRF, Chapter 1, Sections 1-12, 803.10) all of which provisions are incorporated herein by reference and expressly made a part hereof, ObjectSpace certifies that all articles delivered hereunder were produced in conformance with the Fair Labor Standards Act.

26. GOVERNING LAW

     This Agreement and any dispute arising under or in connection with this Agreement, including any action in tort, shall be governed by the internal laws of the State of Illinois of the United States of America, without regard to its conflict of laws principles. All actions brought to enforce or arising out of this Agreement shall be brought in federal or state courts located within the County of Cook, State of Illinois, the parties hereby consenting to personal jurisdiction and venue therein.

27. ENTIRETY OF AGREEMENT


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
                                                                    EXHIBIT 10.1


     This Agreement supersedes all prior oral or written representations or communications between the parties and, together with the Exhibits, the Task Orders, and any Non-Disclosure Agreements between the parties, constitutes the entire understanding of the parties regarding the subject matter of this Agreement.

28. CONFLICT OF INTEREST WAIVER

     ObjectSpace hereby waives any and all rights it may now have or hereafter acquire to assert, as a basis for rescinding or voiding this Agreement or in any other manner avoiding the performance of any obligation undertaken in this Agreement, a claim or defense of conflict-of-interest, based on the fact that: (I) one or more officers of Galileo serve as director(s) of ObjectSpace; or (ii) Galileo owns a minority equity interest in ObjectSpace.

IN WITNESS WHEREOF, the parties by their authorized representatives have executed this Agreement on the dates provided below.

ObjectSpace, Inc.                          Galileo Intemational, L.L.C.

By:  /s/ Kenneth J. Overton                By:  /s/ Lori M. Tobin
     ---------------------------                -----------------------------
Name: Kenneth J. Overton                   Name:  Lori M. Tobin
Title:  VP, Enterprise Solutions           Title:  Senior Manager, Purchasing
Date:  September 13, 1999                  Date:  September 23, 1999

                                                                    EXHIBIT 10.1


                                    EXHIBIT A

                           S P E C I M E N TASK ORDER

                TASK ORDER #    TO GALILEO CONTRACT NO. US995431-ET

                NAME OF PROJECT:

     This Task Order is entered into pursuant to the ObjectSpace Master Services Agreement, dated as of August 6, 1999 ("Master Services Agreement"), between ObjectSpace, Inc. and Galileo International, L.L.C. This Task Order (and any attachments incorporate herein by reference) and the Master Services Agreement constitute the entire agreement between Galileo and ObjectSpace with respect to the Services described in this Task Order and supersede any and all prior agreements, proposals, representations, statements, or understandings, whether written or oral, concerning such Services or the rights and obligations of the parties relating thereto. In the event of any inconsistency between the terms of this Task Order (and attachments, if any) and the Master Services Agreement, the terms of this Task Order shall prevail.

DESCRIPTION OF THE SERVICES TO BE PERFORMED:

PROJECT COMPLETION SCHEDULE:

DELIVERABLE&

OBJECTSPACE PERSONNEL ASSIGNED TO PROJECT:

NAME          TITLE       RATE OF COMPENSATION        DURATION OF ASSIGNMENT
----          -----       --------------------        ----------------------

REPORTING REQUIREMENTS:

GALILEO PROJECT MANAGER:

OBJECTSPACE PROJECT MANAGER:

SOFTWARE TESTING AND ACCEPTANCE CRITERIA:

SOFTWARE LICENSE AND MAINTENANCE FEES:

COMPENSATION, BILLING SCHEDULE AND PAYMENT TERMS:
(include applicable milestones and completion incentives)

MAXIMUM REIMBURSABLE EXPENSES:

ADDITIONAL CONDITIONS:

OBJECTSPACE, INC.                       GALILEO INTERNATIONAL, L.L.C.
By:                                     By:
Name:                                   Name:
Title:                                  Title:
Date:                                   Date:

                                                                    EXHIBIT 10.1


                                    EXHIBIT B

                       To Galileo Contract No. US995431-ET

                              PRECLUDED ENGAGEMENTS

                                      Sabre
                                     Amadeus
                                    WorldSpan
                         Microsoft Products Corporation

                                                                    EXHIBIT 10.1


                                    EXHIBIT C

                                                       GALILEO CONTRACT NO.37798

                            NON-DISCLOSURE AGREEMENT

     This Non-Disclosure Agreement (the "Agreement") is dated as of September 1, 1998 by and between ObjectSpace, Inc., a corporation organized under the laws of the state of Texas and having a place of business at 14850 Quorum Drive, Suite 500, Dallas, Texas 75240, U.S.A., and GALILEO INTERNATIONAL, L.L.C. (collectively with its parent, subsidiaries or affiliates, "GI"), a Delaware limited liability company whose principal place of business is located at 9700 West Higgins Road, Rosemont, Illinois 60018 U.S.A.

WHEREAS, ObjectSpace and GI may exchange information regarding Galileo's objectives and possible approaches for developing an object-based application framework for accessing and providing travel information functions to Galileo's business partners and internal developers (the "Subject Matter"); and

WHEREAS, in connection with the Subject Matter, each party may disclose information to the other regarding, the disclosing party's products, Customers, assets, plans, business, finances and technological developments and programs which the disclosing party deems proprietary and confidential ("Proprietary Information").

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. One party hereto (the "Disclosing Party" or "DP") may disclose to the other party hereto (the "Recipient") certain information regarding the Subject Matter and Proprietary Information pursuant to this Agreement which the DP deems proprietary and confidential and has marked "CONFIDENTIAL" or if disclosed orally, is identified orally or in writing prior to the disclosure as being confidential (the "Confidential Information"). The parties hereto agree that for a period of three (3) years from the date of disclosure, the Recipient shall use the same degree of care and discretion as the Recipient employs with similar information of its own which it does not desire to disclose, publish or disseminate to prevent.

          (i)   the disclosure of any Confidential Information; and

          (ii) the disclosure of any information prepared by the Recipient based on or derived from any Confidential Information (all such information based on or derived from any Confidential Information shall be deemed to be Confidential Information for purposes of this Agreement).

2. The Recipient agrees that no Confidential Information shall be disclosed by Recipient, except to the Recipient's partners, employees, officers or directors who have a need-to-know such Confidential Information and who are parties to a written agreement with the Recipient which prohibits the disclosure of Confidential Information (each a "Permitted Person"). Recipient further agrees that Recipient and each Permitted Person shall abide by GI's "Company Policy Against lnsider Trading" and that, subject to
     Section 3 hereof, no Confidential Information shall be used by the Recipient or any Permitted Person for its own benefit or for the benefit of anyone other than the DP.

3. Notwithstanding anything to the contrary in this Agreement, the parties hereto agree that Confidential Information shall not be deemed to include any information which:

          (i)   is already known to the Recipient or a Permitted Person; or

          (ii) is or becomes publicly known through no wrongful art of the Recipient or a Permitted Person; or

          (iii) is received from a third party without similar restriction and without breach of this Agreement; or

          (iv) is independently developed by the Recipient or a Permitted Person; or

          (v) is furnished to a third party by the DP without a similar restriction and without breach of this Agreement; or

          (vi) is approved for release by the prior written authorization of the DP; or

                                                                    EXHIBIT 10.1


          (vii) must be disclosed pursuant to law; provided that if Recipient receives a subpoena, order, directive, or discovery request pursuant to litigation, government inquiry, or otherwise concerning any Confidential Information, Recipient shall immediately notify DP and DP shall be Permitted, at DP's expense, to interpose objections and defenses thereto before such Confidential Information is disclosed or turned over such Confidential Information until the first to occur of: (a) DP declines, in writing, to so object or defend; or (b) DP's objections or defenses are exhausted and a final, binding decree ordering disclosure is rendered.

4. Nothing contained in this Agreement shall be construed as granting or conferring any express of implied rights by license or otherwise, for any software, documentation, trademark, service mark, trade name, patent, trade secret, copyright, invention, discovery or improvement made, conceived or acquired prior to or after the date of the Agreement, or any other property, tangible or intangible.

5. Upon the written request of the DP, the Recipient and each Permitted Person shall promptly return to the DP all Confidential Information (including any and all copies thereof in whatever form), or an officer of Recipient shall certify in writing to the DP that the Recipient and each Permitted Person has destroyed all copies of all Confidential information.

6. The Recipient agrees that any breach of this Agreement will result in irreparable harm to the DP for which damages would be an inadequate remedy and, therefore, in addition to its rights and remedies otherwise available at law, the DP shall be entitled to equitable relief including injunction, in the event of such breach.

7. In no event shall the DP be liable to the Recipient or any Permitted Person in any way related to a disclosure hereunder for actual damages or for lost profits, lost savings or other consequential damages, even if the DP has been advised of the possibility of such damages.

8. No agency, partnership, joint venture or other joint relationship is created by this Agreement. Nothing in this Agreement shall prohibit either party hereto from entering into the same or similar agreements with any other party nor shall this Agreement require either party to provide Confidential Information to the other.

9. Confidential Information may be exported outside the United States or Puerto Rico only if such exportation complies with all applicable laws and regulations and is otherwise permitted by this Agreement.

10. This Agreement shall be changed only by written agreement of the parties hereto signed by an authorized representative of each such party. No waiver by either party of any default or breach by the other party of any provision of this Agreement shall be effective unless made in writing or operate as or be deemed to be a waiver of any subsequent default or breach.

11. Neither may assign or otherwise transfer any of its rights or obligations under this Agreement to any third party without prior written consent of the other party, except that GI may assign this Agreement without Recipient's consent to an affiliate, subsidiary or any successor in business.

12. This Agreement shall be governed and controlled by and construed under the laws of the State of Illinois of the United States of America, and any actions brought hereunder or to enforce this Agreement, shall be brought in state or federal courts located within the State of Illinois, each party hereby agreeing to personal jurisdiction therein.

13. This Agreement supersedes all prior oral or written agreements or communications between the parties hereto and constitutes the entire agreement of the parties hereto regarding the subject matter of this Agreement.

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed as of the date first above written.

OBJECTSPACE, INC.                       GALILEO INTERNATIONAL, L.L.C.

By: /s/ JOEL BAILEY                     By: /s/ MARY Z. SKAATES
   ------------------------                 -----------------------------
Name:  Joel Bailey                      Name:  Mary Z. Skaates
Title: Project Manager                  Title:  Vice President, Technology
Date:  9/2/98                                   & Infrastructure
                                        Date:  Sept. 1, 1998